MARK IV INDUSTRIES, INC.

                    Prospectus Supplement dated May 21, 1998
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:

                             Aggregate            Number of Shares
                             Principal Amount     of Common Stock
    Name of Selling          of Notes Owned       Issuable Upon
    Holder                   and That May be      Conversion of
                             Sold                 Notes That May be
                                                   Sold
American Investors
Life  Insurance
Company, Inc                   $3,500,000             106,666

BNP Arbitrage SNC               1,000,000              30,476

Employers Reinsurance
 Company                        2,500,000              76,190

General Motors
Investment
Management Corp.               16,000,000             487,619

Motors Insurance Corp.          2,000,000              60,952

Regence Blue
Cross/Blue  Shield of                                  6,857
Idaho                            225,000

Regence Blue
Cross/Blue  Shield of                                 19,809
Washington                       650,000

Salomon Brothers
Capital  Fund Inc.                125,000              3,809

Salomon Brothers
Total  Return Fund                600,000             18,285